Exhibit 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the joint registration statement of Clayton Homes, Inc., Vanderbilt Mortgage and Finance, Inc. and Vanderbilt ABS Corp. on Form S-3 (File No. 333-57532) of our report dated August 7, 2001, relating to the consolidated financial statements of Clayton Homes, Inc., which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in the Clayton Homes Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2001. We also consent to the reference to our Firm under the heading "Experts" in the Supplement to the Prospectus Supplement, dated February 21, 2002, to the Prospectus Supplement dated August 18, 1999.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Knoxville, Tennessee

February 27, 2002



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